Exhibit 99.1

New York Community Bancorp, Inc. Reports Third Quarter 2021 Diluted EPS Of $0.30 Up 30%, And $0.31 On A Non-GAAP Basis, Up 35% Compared To The Year-Ago Quarter On Good Loan Growth, Higher PPNR, A Stable Net Interest Margin, And Strong Deposit Growth

BOARD OF DIRECTORS DECLARES A $0.17 DIVIDEND PER COMMON SHARE

HICKSVILLE, N.Y., Oct. 27, 2021 /PRNewswire/ --

Third Quarter 2021 Summary Continued Double-Digit EPS Growth

• Earnings/Net Income:
- Diluted EPS of $0.30, up 30% compared to the third quarter of 2020; non-GAAP diluted EPS of $0.31, up 35%, excluding $6 million in merger-related expenses.
- Net income available to common shareholders totaled $140 million, up 31% compared to third quarter 2020.
- On a non-GAAP basis, net income available to common shareholders, excluding merger-related expenses, totaled $145 million, up 36%.
- Pre-provision net revenue ("PPNR"), on a non-GAAP basis, was $198 million, up 19% compared to third quarter 2020; excluding merger related expenses, totaled $204 million, on a non-GAAP basis, up 22%.
- Recovery of credit losses was $1 million compared to a provision on credit losses of $13 million in the year-ago quarter.
- The efficiency ratio was 38.84%.
- Return on average assets was 1.04% and return on average common shareholders' equity was 8.69%.
- On a non-GAAP basis, return on average tangible assets was 1.08% and return on average tangible common shareholders' equity was 13.89%.

• Net Interest Margin/Income:
- Net interest margin increased 15 basis points year-over-year to 2.44%, but declined sequentially, due to lower prepayments.
- Prepayment income totaled $16 million compared to $27 million in the previous quarter.
- Excluding prepayment income, the NIM, on a non-GAAP basis, would have been 2.32%, up two basis points sequentially.
- Net interest income totaled $318 million, up 13% compared to third quarter 2020.

• Balance Sheet Trends:
- Total loans held for investment rose $858 million to $43.7 billion on a year-over-year basis and $112 million on a linked-quarter basis.
- Multi-family loans increased $738 million on a year-over-year basis and $298 million on a linked-quarter basis.
- Specialty finance loans increased $115 million year-over-year, but declined $81 million on a linked-quarter basis.
- Loan-related deposits totaled $4.2 billion, up $265 million compared to the previous quarter.
- Non-interest bearing deposits rose $355 million on a linked-quarter basis and $1.8 billion year-over-year.

• Asset Quality:
- NPAs declined 8% compared to the previous quarter and were six basis points of total assets.
- As of September 30, 2021, full-payment deferrals were zero, while deferred loans paying interest-only and escrow totaled $914 million, down
9% compared to the previous quarter.
- The allowance for credit losses at September 30, 2021 was $200 million, representing 711.96% of total non-performing loans and 0.46% of total loans.

• Capital Position at September 30, 2021:
- Common Equity Tier 1 Capital Ratio was 9.92%.
- Tier 1 Risk-Based Capital Ratio was 11.13%.
- Total Risk-Based Capital Ratio was 13.11%.
- Leverage Capital Ratio was 8.50%.

New York Community Bancorp, Inc. (NYSE: NYCB) (the "Company") today reported net income for the three months ended September 30, 2021 of $149 million, up 28% compared to the $116 million we reported for the three months ended September 30, 2020. Net income available to common shareholders for the third quarter of 2021 totaled $140 million, up 31% compared to the $107 million we reported for the third quarter of 2020. Diluted earnings per share were $0.30, up 30% compared to the $0.23 reported for the third quarter of 2020. Excluding merger-related expenses of $6 million, diluted earnings per share were $0.31 on a non-GAAP basis, up 35%.

For the nine months ended September 30, 2021, net income totaled $446 million, up 39% compared to the $321 million reported for the nine months ended September 30, 2020. Net income available for common shareholders for the nine months ended September 30, 2021 totaled $421 million, up 42% compared to the $296 million reported for the nine months ended September 30, 2020. Diluted earnings per share for the nine months ended September 30, 2021 totaled $0.90, up 43% compared to the $0.63 reported for the nine months ended September 30, 2020. Excluding merger-related expenses of $16 million, diluted earnings per share were $0.93 on a non-GAAP basis, up 48%.

Commenting on the Company's third-quarter operating performance, Chairman, President, and Chief Executive Officer, Thomas R. Cangemi said: "We generated solid results, during the quarter, highlighted by double-digit year-over-year EPS growth, driven by higher PPNR, continued NIM expansion, stable operating expenses, strong deposit growth, and solid asset quality. Additionally, the $0.90 of diluted EPS and the $0.93, on a non-GAAP basis, we recorded for the first nine months of 2021, are the best diluted EPS we have reported in the first nine months of a year since 2010.

"Diluted earnings per share, on a non-GAAP basis, were $0.31 per share, up 35% from the third quarter of last year as the net interest margin increased 15 basis points to 2.44% compared to the third-quarter 2020 margin driven primarily by a lower cost of deposits. We continue to make significant strides in both growing our deposits and shifting the mix to core deposits. Total deposits rose $444 million or 5% annualized compared to the previous quarter. Certificates of deposits declined 10% on an annualized basis compared to the prior quarter, while all other deposit categories rose. This reflects growth in our Banking as a Service business and continued success in gathering deposits from our borrowers.

"We were pleased to see good growth in the multi-family portfolio, despite modest overall loan growth. Multi-family loans on a linked-quarter basis increased to nearly $33 billion, up about $300 million or 4% annualized compared to the previous quarter, while total loans held for investment rose 1% on an annualized basis compared to the previous quarter.

"Asset quality metrics improved as non-performing assets declined 8% and 33%, compared to the prior quarter and the year-ago quarter, respectively. Loan deferrals consisting primarily of loans paying interest-only and escrow declined to $914 million or 2% of total loans, while loans on full-payment deferral remained at zero.

"As for our pending strategic merger with Flagstar, both sets of shareholders overwhelmingly approved the planned merger on August 4th. We continue to make significant progress on the integration planning front, while we await regulatory approval. At this point, it does not appear that regulatory approval will be received in time to close the merger during the fourth quarter of 2021. We now estimate an anticipated closing as soon in 2022 as we can obtain regulatory approvals.

"Also during the third quarter, we announced our investment in, and entered into a partnership with, Figure Technologies, one of the leading Fintech companies focusing on payment systems and lending, via blockchain technology. We believe this partnership will support our strategic priorities including leveraging blockchain technology to support a faster and less expensive payments system, reducing the cost and complexity of the mortgage business, and supporting financial inclusion in banking and credit.

"Lastly, I am proud to announce that our bank subsidiary, New York Community Bank was named the number 1 bank in the country for the best overall customer experience, based on a survey conducted by American Banker and creative experience firm, Monigle. This is a tremendous achievement and recognition. Congratulations go out to all of our team members who made this happen. This accomplishment speaks volumes about who we are and the caliber of our organization."

DIVIDEND DECLARATION

The Board of Directors declared a quarterly cash dividend of $0.17 per share on the Company's common stock. Based on a closing price of $13.94 as of October 26, 2021, this represents an annualized dividend yield of 4.9%. The dividend is payable on November 16, 2021 to common shareholders of record as of November 6, 2021.

BALANCE SHEET SUMMARY

At September 30, 2021, total assets were $57.9 billion, up $1.6 billion or 4% on an annualized basis compared to December 31, 2020, and up $421 million or 3% annualized compared to June 30, 2021. Compared to the previous quarter, growth was driven by an increase in loans, specifically in the multi-family segment, and a $436 million or 21% increase in the level of cash and cash equivalents. This growth was funded by continued growth in deposits, mainly growth in non-interest bearing accounts.

Total loans and leases held for investment of $43.7 billion rose $112 million or 1% annualized compared to June 30, 2021. Third quarter loan growth was led by an increase in the multi-family loan segment, partially offset by declines in the other segments.

Total deposits of $34.6 billion rose $444 million or 5% annualized compared to the previous quarter. Core deposits (total deposits excluding CDs), especially non-interest bearing deposits, continued to increase, while certificates of deposits ("CDs") declined.

Borrowed funds totaled $15.4 billion, unchanged from the prior quarter.

Loans

At September 30, 2021, the multi-family portfolio increased $298 million to $32.9 billion, compared to $32.6 billion at June 30, 2021, and on a year-over-year basis, multi-family loans rose $738 million.

The specialty finance portfolio decreased $81 million to $3.2 billion compared to June 30, 2021, while on a year-over-year basis, the specialty finance portfolio grew $115 million.

The CRE portfolio declined on both a linked-quarter and year-over-year basis. CRE loans declined $98 million on a linked-quarter basis to $6.7 billion and $170 million on a year-over-year basis.

Originations

For the three months ended September 30, 2021, loans and leases originated for investment totaled $3.0 billion, down 4% compared to the previous quarter and exceeded the second quarter pipeline by $1.6 billion. On a linked-quarter basis, specialty finance originations increased 31%, while multi-family originations declined 14%.

For the nine months ended September 30, 2021, loans and leases originated for investment totaled $8.6 billion, down 5% compared to the nine months ended September 30, 2020. Multi-family loan originations declined 10% while specialty finance originations declined 14%.

Pipeline

Heading into the final quarter of 2021, the current pipeline stands at $1.9 billion with 80% of this amount representing new money. The current pipeline includes $1.4 billion of multi-family loans, $131 million of CRE loans, $338 million in specialty finance loans and leases, and $33 million in C&I loans.

Asset Quality

Non-Performing Assets

Non-performing assets ("NPAs") at September 30, 2021 declined modestly compared to June 30, 2021 levels. Total NPAs were $37 million, down 8% compared to $40 million in the prior quarter. This represents six basis points of total assets compared to seven basis points of total assets in the previous quarter. Total non-performing loans ("NPLs") at September 30, 2021 declined to $28 million or six basis points of total loans compared to $32 million or seven basis points of total loans in the previous quarter.

During the third quarter, total loans 30-89 days past due increased to $447 million compared to $35 million during the second quarter of 2021. Approximately $377 million of this increase is related to multiple loans to one borrower and consists primarily of multi-family and mixed-use properties, all of which are in the 30 days past due category. The Company is working with the borrower and has entered into a CARES Act deferral agreement for the loans in question. The loans have an original weighted average LTV of 57% and the Bank is well collateralized. Therefore, we do not expect to incur any losses on this relationship.

Allowance for Credit Losses
At September 30, 2021, the allowance for credit losses ("ACL") was $200 million, relatively flat compared to June 30, 2021 and up $6 million compared to December 31, 2020. At September 30, 2021, the ACL represented 711.96% of total non-performing loans and 0.46% of total loans.

Loan Deferral Program Update

At September 30, 2021, deferred loans paying interest-only and escrow totaled $914 million, down $86 million or 9% compared to the balance at June 30, 2021. On a year-over-year basis, loan deferrals declined from $5.8 billion to $914 million or 84%.

Deposits

At September 30, 2021, deposits totaled $34.6 billion, up $444 million on a linked-quarter basis and up $2.9 billion on a year-over-year basis. Deposit growth during the third quarter was centered on non-interest bearing accounts, while CD balances continued to decline. Non-interest bearing deposits rose $355 million on a linked-quarter basis and $1.8 billion on a year-over-year basis.

Included in non-interest bearing deposits are deposits related to our Banking as a Service initiative, which totaled $1.4 billion at September 30, 2021. Also included in total deposits were $4.2 billion of loan-related deposits, deposits from our borrowers, which increased $265 million during the quarter, and $652 million since December 31, 2020.

CAPITAL POSITION

The Company's capital position remains strong at both the holding company level and at the Bank level, as all of our regulatory capital ratios continue to exceed regulatory minimums to be classified as "Well Capitalized," the highest regulatory classification.

The table below depicts the Company's and the Bank's regulatory capital ratios at those respective periods.

	September 30,	June 30,	September 30,
	2021	2021	2020
REGULATORY CAPITAL RATIOS: (1)
New York Community Bancorp, Inc.
Common equity tier 1 ratio	9.92%	9.84%	9.69%
Tier 1 risk-based capital ratio	11.13	11.05	10.96
Total risk-based capital ratio	13.11	13.05	13.02
Leverage capital ratio	8.50	8.25	8.43
New York Community Bank
Common equity tier 1 ratio	12.32%	12.26%	12.22%
Tier 1 risk-based capital ratio	12.32	12.26	12.22
Total risk-based capital ratio	12.76	12.71	12.67
Leverage capital ratio	9.41	9.15	9.40

(1)

The minimum regulatory requirements for classification as a well-capitalized institution are a common equity tier 1 capital ratio  of 6.5%; a tier one risk-based capital ratio of 8.00%; a total risk-based capital ratio of 10.00%; and a leverage capital ratio of 5.00%.

EARNINGS SUMMARY FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021

Net Interest Income

For the three months ended September 30, 2021, net interest income increased $36 million or 13% on a year-over-year basis. The higher level of net interest income was driven by a $39 million or 29% decrease in interest expense as funding costs declined while interest income was flat. Interest income for the three months ended September 30, 2021 totaled $415 million compared to $418 million for the three months ended September 30, 2020.

The year-over-year improvement in interest expense was driven by a lower cost of deposits, which declined 50 basis points to 0.35% during the current third quarter compared to the year-ago quarter. Accordingly, interest expense on deposits dropped 57% to $26 million for the three months ended September 30, 2021 compared to $61 million for the three months ended September 30, 2020.

Included in net interest income for the three months ended September 30, 2021 is $16 million of prepayment income, down 41% or $11 million compared to the three months ended June 30, 2021. Excluding the impact from prepayment income, net interest income on a non-GAAP basis would have been $302 million, down $2 million or 3% annualized compared to the previous quarter.

				September 30, 2021
	For the Three Months Ended			compared to
	September 30,	June 30,	September 30,	June 30,	September 30,
	2021	2021	2020	2021	2020
(dollars in millions)
Total interest income	$415	$431	$418	-4%	-1%
Total interest expense	97	100	136	-3%	-29%
Net interest income	$318	$331	$282	-4%	13%
Less:
Total prepayment income	16	27	12	-41%	33%
Net interest income excluding prepayment income	$302	$304	$270	-1%	12%

Net interest income for the nine months ended September 30, 2021 was $967 million, up $175 million or 22% compared to the nine months ended September 30, 2020. As with our quarterly results, our year-to-date results were also driven by lower interest expense. Interest expense for the nine months ended September 30, 2021 decreased $188 million or 38% to $302 million compared to the nine months ended September 30, 2020, while interest income for the nine months ended September 30, 2021 declined modestly.

On a year-over-year basis, deposit costs for the nine months ended September 30, 2021 declined 81 basis points to 0.40% compared to the nine months ended September 30, 2020. Interest expense on deposits for the nine months ended September 30, 2021 decreased $175 million or 67% to $87 million compared to the nine months ended September 30, 2020.

Prepayment income for the nine months ended September 30, 2021 was $63 million, up $29 million or 85% compared to the nine months ended September 30, 2020. Excluding the impact from prepayment income, net interest income on a non-GAAP basis was $904 million, up $146 million or 19%.

	For the Nine Months Ended
	September 30,	September 30,
	2021	2020	% Change
(dollars in millions)
Total interest income	$1,269	$1,282	-1%
Total interest expense	302	490	-38%
Net interest income	$967	$792	22%
Less:
Total prepayment income	63	34	85%
Net interest income excluding prepayment income	$904	$758	19%

Net Interest Margin

During the three months ended September 30, 2021, the net interest margin ("NIM") was 2.44%, down six basis points sequentially and up 15 basis points year-over-year. Prepayment income contributed 12 basis points to the third quarter 2021 NIM compared to 20 basis points in the second quarter of 2021 and nine basis points in the third quarter of 2020. Excluding the impact from prepayment income, the NIM on a non-GAAP basis would have been 2.32%, up 12 basis points on a year-over-year basis and up two basis points sequentially.

For the nine months ended September 30, 2021, the NIM rose 32 basis points to 2.48% compared to the nine months ended September 30, 2020. Prepayment income contributed 16 basis points to the NIM for the nine months ended September 30, 2021. Excluding the impact from prepayment income, the NIM on a non-GAAP basis was 2.32% for the nine months ended September 30, 2021, up 23 basis points compared to the nine months ended September 30, 2020.

(Recovery of) Provision for Credit Losses

For the three months ended September 30, 2021, the Company recorded a recovery of credit losses of $1 million compared to a provision for credit losses of $13 million in the year-ago quarter and a recovery of $4 million in the prior quarter. For the three months ended September 30, 2021, net charge-offs were zero compared to net recoveries of $1 million in the year-ago quarter and net recoveries of $6 million in the prior quarter.

For the nine months ended September 30, 2021, the Company recorded a recovery of credit losses of $1 million compared to a provision for credit losses of $51 million for the nine months ended September 30, 2020. The Company recorded net recoveries of $7 million for the first nine months of September 2021 compared to net charge-offs of $13 million or 0.03% of average loans for the first nine months of 2020.

Pre-Provision Net Revenue ("PPNR")

The tables below detail the Company's PPNR and related measures, which are non-GAAP measures, for the periods noted.

For the three months ended September 30, 2021, PPNR rose $31 million or 19% to $198 million compared to the three months ended September 30, 2020. This year's third quarter includes $6 million of merger-related expenses. Excluding these expenses, PPNR would have increased $37 million or 22% to $204 million.

For the nine months ended September 30, 2021, PPNR totaled $606 million, up $146 million or 32% compared to the nine months ended September 30, 2020. Excluding year-to-date merger-related expenses of $16 million, PPNR would have increased $162 million to $622 million.

				September 30, 2021
	For the Three Months Ended			compared to
	September 30,	June 30,	September 30,	June 30,	September 30,
	2021	2021	2020	2021	2020
(dollars in millions)
Net interest income	$318	$331	$282	-4%	13%
Non-interest income	15	16	14	-6%	7%
Total revenues	333	347	296	-4%	13%
Total non-interest expense	135	139	129	-3%	5%
Pre-(recovery of) provision for net revenue (PPNR)	198	208	167	-5%	19%
(Recovery of) provision for credit losses	(1)	(4)	13	-75%	-108%
Income before taxes	199	212	154	-6%	29%
Income tax expense	50	60	38	-17%	32%
Net Income	149	152	116	-2%	28%
Preferred stock dividends	9	8	9	13%	0%
Net income available to common shareholders	$140	$144	$107	-3%	31%

	For the Nine Months Ended
	September 30,	September 30,
	2021	2020	% Change
(dollars in millions)
Net interest income	$967	$792	22%
Non-interest income	45	46	-2%
Total revenues	1,012	838	21%
Total non-interest expense	406	378	7%
Pre-(recovery of) provision for net revenue (PPNR)	606	460	32%
(Recovery of) provision for credit losses	(1)	51	-102%
Income before taxes	607	409	48%
Income tax expense	161	88	83%
Net Income	446	321	39%
Preferred stock dividends	25	25	0%
Net income available to common shareholders	$421	$296	42%

Non-Interest Income

For the three months ended September 30, 2021, total non-interest income was $15 million, up $1 million compared to the three months ended September 30, 2020. For the nine months ended September 30, 2021, non-interest income totaled $45 million, down $1 million compared to the nine months ended September 30, 2020. The year-ago nine-month period included net gain on securities of $1 million compared to no such gain during the comparable period of 2021.

Non-Interest Expense

For the three months ended September 30, 2021, total non-interest expenses were $135 million, up $6 million or 5% on a year-over-year basis and down $4 million or 3% on a linked-quarter basis. Included in third-quarter 2021 results are $6 million in merger-related expenses related to our strategic partnership with Flagstar Bancorp, Inc., compared to $10 million in such expenses during the second quarter of 2021. Excluding this expense, total non-interest expense on a non-GAAP basis would have been $129 million, unchanged compared to both the previous and year-ago quarters. The efficiency ratio for the three months ended September 30, 2021 was 38.84%, up modestly compared to 37.11% for the three months ended June 30, 2021.

For the nine months ended September 30, 2021, total non-interest expenses were $406 million, up $28 million or 7% compared to the nine months ended September 30, 2020. Excluding merger-related expenses of $16 million, total non-interest expenses on a non-GAAP basis were $390 million, up $12 million or 3% on a year-over-year basis. The efficiency ratio for the nine months ended September 30, 2021 was 38.58% compared to 45.05% for the nine months ended September 30, 2020.

Income Taxes

For the three months ended September 30, 2021, income tax expense totaled $50 million, down $10 million or 17% compared to the previous quarter, mainly due to lower pre-tax income. The effective tax rate for the third quarter was 25.19%. For the nine months ended September 30, 2021, income tax expense was $161 million. The effective tax rate for the year-to-date period was 26.48% due to the non-deductibility of certain merger-related expenses and an increase in the New York State tax rate.

About New York Community Bancorp, Inc.

Based in Hicksville, NY, New York Community Bancorp, Inc. is a leading producer of multi-family loans on non-luxury, rent-regulated apartment buildings in New York City, and the parent of New York Community Bank. At September 30, 2021, the Company reported assets of $57.9 billion, loans of $43.7 billion, deposits of $34.6 billion, and stockholders' equity of $7.0 billion.

Reflecting our growth through a series of acquisitions, the Company operates 236 branches through eight local divisions, each with a history of service and strength: Queens County Savings Bank, Roslyn Savings Bank, Richmond County Savings Bank, Roosevelt Savings Bank, and Atlantic Bank in New York; Garden State Community Bank in New Jersey; Ohio Savings Bank in Ohio; and AmTrust Bank in Florida and Arizona.

Post-Earnings Release Conference Call

The Company will host a conference call on Wednesday, October 27, 2021, at 8:30 a.m. (Eastern Time) to discuss its third quarter 2021 performance. The conference call may be accessed by dialing (877) 407-8293 (for domestic calls) or (201) 689-8349 (for international calls) and asking for "New York Community Bancorp" or "NYCB." A replay will be available approximately three hours following completion of the call through 11:59 p.m. on October 31, 2021 and may be accessed by calling (877) 660-6853 (domestic) or (201) 612-7415 (international) and providing the following conference ID: 13723178. In addition, the conference call will be webcast at ir.myNYCB.com, and archived through 5:00 p.m. on November 24, 2021.

Cautionary Statements Regarding Forward-Looking Information

This earnings release and the associated conference call may include forward-looking statements by the Company and our authorized officers pertaining to such matters as our goals, intentions, and expectations regarding revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of probable losses on loans; our assessments of interest rate and other market risks; and our ability to achieve our financial and other strategic goals, including those related to the pending merger with Flagstar Bancorp, Inc. and the strategic relationship with Figure Technologies, Inc.

Forward-looking statements are typically identified by such words as "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "should," and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward-looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results.

Our forward-looking statements are subject to the following principal risks and uncertainties: the effect of the COVID-19 pandemic, including the length of time that the pandemic continues, the potential imposition of future shelter in place orders or additional restrictions on travel in the future, the effect of the pandemic on the general economy and on the businesses of our borrowers and their ability to make payments on their obligation, the remedial actions and stimulus measures adopted by federal, state, and local governments; the inability of employees to work due to illness, quarantine, or government mandates; general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; and changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control. Our forward-looking statements are also subject to the following principal risks and uncertainties with respect to our pending merger with Flagstar Bancorp; our strategic relationship with Figure Technologies, Inc.; the occurrence of any event, change or other circumstances that could give rise to the right of any of the parties to the pending transactions to terminate the agreements governing such transactions; the outcome of any legal proceedings that may be instituted against the Company or any other party to the transactions; the possibility that the proposed transactions will not close when expected or at all because required regulatory or other approvals are not received or other conditions to the closings are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; the possibility that the anticipated benefits of the proposed transactions will not be realized when expected or at all; diversion of management's attention from ongoing business operations and opportunities; the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in or as a result of the proposed transactions within the expected timeframes or at all; and revenues following the proposed transactions may be lower than expected.

More information regarding some of these factors is provided in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2020, the Risk Factors section in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, and in other SEC reports we file. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss in this news release, on our conference call, during investor presentations, or in our SEC filings, which are accessible on our website and at the SEC's website, www.sec.gov.

Investor/Media Contact: Salvatore J. DiMartino
(516) 683-4286

- Financial Statements and Highlights Follow -

NEW YORK COMMUNITY BANCORP, INC.
CONSOLIDATED STATEMENTS OF CONDITION

	September 30,	December 31,
	2021	2020
	(unaudited)
(dollars in millions, except share data)
Assets
Cash and cash equivalents	$2,522	$1,948
Securities:
Available-for-sale	5,898	5,813
Equity investments with readily
determinable fair values, at fair value	16	32
Total securities	5,914	5,845
Loans held for sale	-	117
Mortgage loans held for investment:
Multi-family	32,863	32,261
Commercial real estate	6,718	6,839
One-to-four family	171	236
Acquisition, development, and construction	198	90
Total mortgage loans held for investment	39,950	39,426
Other loans and leases held for investment:
Specialty Finance	3,171	3,057
Commercial and industrial	560	394
Other loans	6	7
Total other loans and leases held for investment	3,737	3,458
Total loans and leases held for investment	43,687	42,884
Less: Allowance for credit losses on loans and leases	(200)	(194
Total loans and leases held for investment and held for sale, net	43,487	42,807
Federal Home Loan Bank stock, at cost	684	714
Premises and equipment, net	274	287
Operating lease right-of-use assets	252	267
Goodwill	2,426	2,426
Other assets	2,331	2,012
Total assets	$57,890	$56,306
Liabilities and Shareholders' Equity
Deposits:
Interest-bearing checking and money market accounts	$13,028	$12,610
Savings accounts	7,979	6,416
Certificates of deposit	8,724	10,331
Non-interest-bearing accounts	4,890	3,080
Total deposits	34,621	32,437
Borrowed funds:
Wholesale borrowings	14,778	15,428
Junior subordinated debentures	360	360
Subordinated notes	296	296
Total borrowed funds	15,434	16,084
Operating lease liabilities	252	267
Other liabilities	616	676
Total liabilities	50,923	49,464
Shareholders' equity:
Preferred stock at par $0.01 (5,000,000 shares authorized):
Series A (515,000 shares issued and outstanding)	503	503
Common stock at par $0.01 (900,000,000 shares authorized; 490,439,070 and
490,439,070 shares issued; and 465,020,799 and 463,901,808 shares outstanding, respectively)	5	5
Paid-in capital in excess of par	6,119	6,123
Retained earnings	678	494
Treasury stock, at cost (25,418,271 and 26,537,262 shares, respectively)	(246)	(258
Accumulated other comprehensive loss, net of tax:
Net unrealized (loss) gain on securities available for sale, net of tax	(22)	67
Pension and post-retirement obligations, net of tax	(52)	(59
Net unrealized loss on cash flow hedges, net of tax	(18)	(33
Total accumulated other comprehensive loss, net of tax	(92)	(25
Total shareholders' equity	6,967	6,842
Total liabilities and shareholders' equity	$57,890	$56,306

NEW YORK COMMUNITY BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020

(dollars in millions, except per share data)
Interest Income:
Loans and leases	$376	$386	$380	$1,145	$1,154
Securities and money market investments	39	45	38	124	128
Total interest income	415	431	418	1,269	1,282

Interest Expense:
Interest-bearing checking and money market accounts	8	7	9	24	48
Savings accounts	7	7	8	20	25
Certificates of deposit	11	14	44	43	189
Borrowed funds	71	72	75	215	228
Total interest expense	97	100	136	302	490
Net interest income	318	331	282	967	792
(Recovery of) provision for credit losses	(1)	(4)	13	(1)	51
Net interest income after (recovery of) provision for credit losses	319	335	269	968	741

Non-Interest Income:
Fee income	6	6	5	17	16
Bank-owned life insurance	7	8	7	22	24
Net gains on securities	-	-	-	-	1
Other income	2	2	2	6	5
Total non-interest income	15	16	14	45	46

Non-Interest Expense:
Operating expenses:
Compensation and benefits	77	74	74	229	229
Occupancy and equipment	22	22	24	65	63
General and administrative	30	33	31	96	86
Total operating expenses	129	129	129	390	378
Merger-related expenses	6	10	-	16	-
Total non-interest expense	135	139	129	406	378
Income before income taxes	199	212	154	607	409
Income tax expense	50	60	38	161	88
Net Income	149	152	116	446	321
Preferred stock dividends	9	8	9	25	25
Net income available to common shareholders	$140	$144	$107	$421	$296

Basic earnings per common share	$0.30	$0.30	$0.23	$0.90	$0.63
Diluted earnings per common share	$0.30	$0.30	$0.23	$0.90	$0.63

NEW YORK COMMUNITY BANCORP, INC.
RECONCILIATIONS OF CERTAIN GAAP AND NON-GAAP FINANCIAL MEASURES
(unaudited)

While stockholders' equity, total assets, and book value per share are financial measures that are recorded in accordance with U.S. generally accepted accounting principles ("GAAP"), tangible stockholders' equity, tangible assets, and tangible book value per share are not. Nevertheless, it is management's belief that these non-GAAP measures should be disclosed in our earnings releases and other investor communications for the following reasons:

  Tangible stockholders' equity is an important indication of the Company's ability to grow organically and through business combinations, as well as its ability to pay dividends and to engage in various capital management strategies.
  Returns on average tangible assets and average tangible stockholders' equity are among the profitability measures considered by current and prospective investors, both independent of, and in comparison with, the Company's peers.
  Tangible book value per share and the ratio of tangible stockholders' equity to tangible assets are among the capital measures considered by current and prospective investors, both independent of, and in comparison with, its peers.

Tangible stockholders' equity, tangible assets, and the related non-GAAP profitability and capital measures should not be considered in isolation or as a substitute for stockholders' equity, total assets, or any other profitability or capital measure calculated in accordance with GAAP. Moreover, the manner in which we calculate these non-GAAP measures may differ from that of other companies reporting non-GAAP measures with similar names.

The following table presents reconciliations of our common stockholders' equity and tangible common stockholders' equity, our total assets and tangible assets, and the related GAAP and non-GAAP profitability and capital measures at or for the periods indicated:

	At or for the			At or for the
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(dollars in millions)	2021	2021	2020	2021	2020
Total Stockholders' Equity	$6,967	$6,916	$6,735	$6,967	$6,735
Less: Goodwill	(2,426)	(2,426)	(2,426)	(2,426)	(2,426)
Preferred stock	(503)	(503)	(503)	(503)	(503)
Tangible common stockholders' equity	$4,038	$3,987	$3,806	$4,038	$3,806

Total Assets	$57,890	$57,469	$54,932	$57,890	$54,932
Less: Goodwill	(2,426)	(2,426)	(2,426)	(2,426)	(2,426)
Tangible Assets	$55,464	$55,043	$52,506	$55,464	$52,506

Average common stockholders' equity	$6,474	$6,368	$6,219	$6,404	$6,187
Less: Average goodwill	(2,426)	(2,426)	(2,426)	(2,426)	(2,426)
Average tangible common stockholders' equity	$4,048	$3,942	$3,793	$3,978	$3,761

Average Assets	$57,307	$58,114	$54,269	$57,246	$53,823
Less: Average goodwill	(2,426)	(2,426)	(2,426)	(2,426)	(2,426)
Average tangible assets	$54,881	$55,688	$51,843	$54,820	$51,397

Net income available to common stockholders	$140	$144	$107	$421	$296
GAAP MEASURES:
Return on average assets (1)	1.04%	1.04%	0.85%	1.04%	0.80%
Return on average common stockholders' equity (2)	8.69	9.00	6.92	8.77	6.40
Book value per common share	$13.90	$13.79	$13.43	$13.90	$13.43
Common stockholders' equity to total assets	11.17	11.16	11.34	11.17	11.34
NON-GAAP MEASURES:
Return on average tangible assets (1)	1.08%	1.09%	0.89%	1.08%	0.83%
Return on average tangible common stockholders' equity (2)	13.89	14.54	11.34	14.12	10.52
Tangible book value per common share	$8.68	$8.57	$8.20	$8.68	$8.20
Tangible common stockholders' equity to tangible assets	7.28	7.24	7.25	7.28	7.25

(1)

To calculate return on average assets for a period, we divide net income generated during that period by average assets recorded during that period. To calculate return on average tangible assets for a period, we divide net income by average tangible assets recorded during that period.

(2)

To calculate return on average common stockholders' equity for a period, we divide net income available to common shareholders generated during that period by average common stockholders' equity recorded during that period. To calculate return on average tangible common stockholders' equity for a period, we divide net income available to common shareholders generated during that period by average tangible common shareholders' equity recorded during that period.

While diluted earnings per common share, net income, net income available to common shareholders, and total non-interest income are financial measures that are recorded in accordance with GAAP, financial measures that adjust these GAAP measures to exclude expenses to our pending merger with Flagstar and the revaluation of deferred taxes related to New York State tax rate change are not. Nevertheless, it is management's belief that these non-GAAP measures should be disclosed in our earnings release and other investor communications because they are not considered part of recurring operations and are included because the Company believes they may provide useful supplemental information for evaluating the underlying performance trends of the Company.

	For the Three	For the Nine
	Months Ended	Months Ended
	September 30,	September 30,
(dollars in millions)	2021	2021
Net income - GAAP	$149	$446
Merger-related expenses, net of tax(1)	5	15
Revaluation of deferred taxes related to New York State tax rate change	-	2
Net income - non-GAAP	154	463
Preferred stock dividends	9	25
Net income available to common shareholders - non-GAAP	$145	$438

Diluted earnings per common share - GAAP	$0.30	$0.90
Diluted earnings per common share - non-GAAP	$0.31	$0.93

(1) Certain merger-related expenses are non-deductible.

While net income is a financial measure that is calculated in accordance with GAAP, PPNR and PPNR excluding merger-related expenses are non-GAAP financial measures. Nevertheless, it is management's belief that these non-GAAP measures should be disclosed in our earnings releases and other investor communications because management believes these measures are relevant to understanding the performance of the Company attributable to elements other than the provision for credit losses and the ability of the Company to generate earnings sufficient to cover estimated credit losses, particularly in view of the volatility of the provision for credit losses resulting from the implementation of CECL and the economic impact of the COVID-19 pandemic. These measures also provide a meaningful basis for comparison to other financial institutions since it is commonly employed and is a measure frequently cited by investors and analysts. The following table reconciles the non-GAAP financial measures of PPNR and PPNR excluding merger-related expenses to the comparable GAAP financial measures of net income for the stated periods:

				September 30, 2021
	For the Three Months Ended			compared to
	September 30,	June 30,	September 30,	June 30,	September 30,
	2021	2021	2020	2021	2020
(dollars in millions)
Net interest income	$318	$331	$282	-4%	13%
Non-interest income	15	16	14	-6%	7%
Total revenues	333	347	296	-4%	13%
Total non-interest expense	135	139	129	-3%	5%
Pre-(recovery of) provision for net revenue (non-GAAP)	198	208	167	-5%	19%
Merger-related expenses	6	10	-	-40%	NM
Pre-(recovery of) provision for net revenue excluding merger-related expenses (non-GAAP)	204	218	167	-6%	22%
(Recovery of) provision for credit losses	(1)	(4)	13	-75%	-108%
Merger-related expenses	6	10	-	-40%	NM
Income before taxes	199	212	154	-6%	29%
Income tax expense	50	60	38	-17%	32%
Net Income (GAAP)	$149	$152	$116	-2%	28%

	For the Nine Months Ended
	September 30,	September 30,
	2021	2020	% Change
(dollars in millions)
Net interest income	$967	$792	22%
Non-interest income	45	46	-2%
Total revenues	1,012	838	21%
Total non-interest expense	406	378	7%
Pre-(recovery of) provision for net revenue (non-GAAP)	606	460	32%
Merger-related expenses	16	-	NM
Pre-provision net revenue excluding merger-related expenses (non-GAAP)	622	460	35%
(Recovery of) provision for credit losses	(1)	51	-102%
Merger-related expenses	16	-	NM
Income before taxes	607	409	48%
Income tax expense	161	88	83%
Net Income (GAAP)	$446	$321	39%

NEW YORK COMMUNITY BANCORP, INC. NET INTEREST INCOME ANALYSIS LINKED-QUARTER AND YEAR-OVER-YEAR COMPARISONS (unaudited)

	For the Three Months Ended
	September 30, 2021			June 30, 2021			September 30, 2020
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
(dollars in millions)
Assets:
Interest-earning assets:
Mortgage and other loans, net (1)	$43,159	$376	3.48%	$42,817	$386	3.60%	$42,302	$380	3.60%
Securities (2)(3)	6,657	37	2.21	6,790	43	2.55	5,748	38	2.60
Interest-earning cash and cash equivalents	2,109	2	0.40	3,415	2	0.27	1,224	—	0.10
Total interest-earning assets	51,925	$415	3.20%	53,022	$431	3.25	49,274	$418	3.39
Non-interest-earning assets	5,382			5,092			4,995
Total assets	$57,307			$58,114			$54,269
Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Interest-bearing checking and money market accounts	$12,783	$8	0.23%	$12,699	$7	0.24%	$11,232	$9	0.33%
Savings accounts	7,974	7	0.36	7,487	7	0.36	5,755	8	0.52
Certificates of deposit	8,716	11	0.53	9,154	14	0.58	11,654	44	1.52
Total interest-bearing deposits	29,473	26	0.35	29,340	28	0.38	28,641	61	0.85
Borrowed funds	15,529	71	1.84	15,724	72	1.82	15,139	75	1.97
Total interest-bearing liabilities	45,002	$97	0.87	45,064	$100	0.88	43,780	$136	1.24
Non-interest-bearing deposits	4,462			5,488			2,992
Other liabilities	866			691			775
Total liabilities	50,330			51,243			47,547
Stockholders' equity	6,977			6,871			6,722
Total liabilities and stockholders' equity	$57,307			$58,114			$54,269
Net interest income/interest rate spread		$318	2.33%		$331	2.37%		$282	2.15%
Net interest margin			2.44%			2.50%			2.29%
Ratio of interest-earning assets to interest-bearing liabilities			1.15x			1.18x			1.13x

NEW YORK COMMUNITY BANCORP, INC. NET INTEREST INCOME ANALYSIS YEAR-OVER-YEAR COMPARISONS (unaudited)

	For the Nine Months Ended September 30,
	2021			2020
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
(dollars in millions)
Assets:
Interest-earning assets:
Mortgage and other loans, net	$42,905	$1,145	3.56%	$41,890	$1,154	3.67%
Securities	6,655	118	2.38	6,004	126	2.79
Interest-earning cash and cash equivalents	2,454	6	0.31	916	2	0.35
Total interest-earning assets	52,014	$1,269	3.25	48,810	$1,282	3.50
Non-interest-earning assets	5,232			5,013
Total assets	$57,246			$53,823
Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Interest-bearing checking and money market accounts	$12,703	$24	0.25%	$10,616	$48	0.60%
Savings accounts	7,396	20	0.36	5,310	25	0.62
Certificates of deposit	9,280	43	0.63	12,965	189	1.95
Total interest-bearing deposits	29,379	87	0.40	28,891	262	1.21
Borrowed funds	15,748	215	1.83	14,662	228	2.08
Total interest-bearing liabilities	45,127	$302	0.90	43,553	$490	1.50
Non-interest-bearing deposits	4,402			2,868
Other liabilities	810			712
Total liabilities	50,339			47,133
Stockholders' equity	6,907			6,690
Total liabilities and stockholders' equity	$57,246			$53,823
Net interest income/interest rate spread		$967	2.35%		$792	2.00%
Net interest margin			2.48%			2.16%
Ratio of interest-earning assets to interest-bearing liabilities			1.15x			1.12x

NEW YORK COMMUNITY BANCORP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(dollars in millions except share and per share data)	2021	2021	2020	2021	2020
PROFITABILITY MEASURES:
Net income	$149	$152	$116	$446	$321
Net income available to common shareholders	140	144	107	421	296
Basic earnings per common share	0.30	0.30	0.23	0.90	0.63
Diluted earnings per common share	0.30	0.30	0.23	0.90	0.63
Return on average assets	1.04%	1.04%	0.85%	1.04%	0.80%
Return on average tangible assets (1)	1.08	1.09	0.89	1.08	0.83
Return on average common shareholders' equity	8.69	9.00	6.92	8.77	6.40
Return on average tangible common shareholders' equity (1)	13.89	14.54	11.34	14.12	10.52
Efficiency ratio (2)	38.84	37.11	43.47	38.58	45.05
Operating expenses to average assets	0.90	0.89	0.95	0.91	0.94
Interest rate spread	2.33	2.37	2.15	2.35	2.00
Net interest margin	2.44	2.50	2.29	2.48	2.16
Effective tax rate	25.19	28.38	24.89	26.48	21.50
Shares used for basic common EPS computation	464,047,337	464,092,947	461,780,959	463,813,827	462,898,726
Shares used for diluted common EPS computation	464,881,949	464,894,538	462,645,814	464,558,119	463,512,808
Common shares outstanding at the respective
period-ends	465,020,799	465,056,962	463,904,084	465,020,799	463,904,084

(1) See the reconciliations of these non-GAAP measures with the comparable GAAP measures on page 11 of this release.
(2) We calculate our efficiency ratio by dividing our operating expenses by the sum of our net interest income and non-interest income.

	September 30,	June 30,	September 30,
	2021	2021	2020
CAPITAL MEASURES:
Book value per common share	$13.90	$13.79	$13.43
Tangible book value per common share (1)	8.68	8.57	8.20
Common shareholders' equity to total assets	11.17%	11.16%	11.34%
Tangible common shareholders' equity to tangible assets (1)	7.28	7.24	7.25

(1) See the reconciliations of these non-GAAP measures with the comparable GAAP measures on page 11 of this release.

NEW YORK COMMUNITY BANCORP, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited)
				September 30, 2021
				compared to
	September 30,	June 30,	September 30,	June 30,	September 30,
	2021	2021	2020	2021	2020

(dollars in millions, except share data)
Assets
Cash and cash equivalents	$2,522	$2,086	$1,459	21%	73%
Securities:
Available-for-sale	5,898	6,077	5,234	-3%	13%
Equity investments with readily
determinable fair values, at fair value	16	16	31	0%	-48%
Total securities	5,914	6,093	5,265	-3%	12%
Loans held for sale	-	-	117	NM	NM
Mortgage loans held for investment:
Multi-family	32,863	32,565	32,125	1%	2%
Commercial real estate	6,718	6,816	6,888	-1%	-2%
One-to-four family	171	190	274	-10%	-38%
Acquisition, development, and construction	198	187	86	6%	130%
Total mortgage loans held for investment	39,950	39,758	39,373	0%	1%
Other loans and leases held for investment:
Specialty Finance	3,171	3,252	3,056	-2%	4%
Commercial and industrial	560	553	394	1%	42%
Other loans	6	12	6	-50%	0%
Total other loans and leases held for investment	3,737	3,817	3,456	-2%	8%
Total loans and leases held for investment	43,687	43,575	42,829	0%	2%
Less: Allowance for credit losses on loans and leases	(200)	(202)	(188)	-1%	6%
Total loans and leases held for investment and held for sale, net	43,487	43,373	42,758	0%	2%
Federal Home Loan Bank stock, at cost	684	686	697	0%	-2%
Premises and equipment, net	274	278	290	-1%	-6%
Operating lease right-of-use assets	252	256	272	-2%	-7%
Goodwill	2,426	2,426	2,426	0%	0%
Other assets	2,331	2,271	1,765	3%	32%
Total assets	$57,890	$57,469	$54,932	1%	5%
Liabilities and Shareholders' Equity
Deposits:
Interest-bearing checking and money market accounts	$13,028	$12,803	$11,694	2%	11%
Savings accounts	7,979	7,890	5,965	1%	34%
Certificates of deposit	8,724	8,949	10,990	-3%	-21%
Non-interest-bearing accounts	4,890	4,535	3,056	8%	60%
Total deposits	34,621	34,177	31,705	1%	9%
Borrowed funds:
Wholesale borrowings	14,778	14,803	15,028	0%	-2%
Junior subordinated debentures	360	360	360	0%	0%
Subordinated notes	296	296	295	0%	0%
Total borrowed funds	15,434	15,459	15,683	0%	-2%
Operating lease liabilities	252	256	272	-2%	-7%
Other liabilities	616	661	537	-7%	15%
Total liabilities	50,923	50,553	48,197	1%	6%
Shareholders' equity:
Preferred stock at par $0.01 (5,000,000 shares authorized):
Series A (515,000 shares issued and outstanding)	503	503	503	0%	0%
Common stock at par $0.01 (900,000,000 shares authorized; 490,439,070; 490,439,070;
and 490,439,070 shares issued; and 465,020,799; 465,056,962; and 463,904,084	5	5	5	0%	0%
shares outstanding, respectively)
Paid-in capital in excess of par	6,119	6,111	6,118	0%	0%
Retained earnings	678	617	392	10%	73%
Treasury stock, at cost 25,418,271; 25,382,108 and 26,534,986 shares, respectively)	(246)	(245)	(258)	0%	-5%
Accumulated other comprehensive loss, net of tax:
Net unrealized (loss) gain on securities available for sale, net of tax	(22)	1	68	NM	-132%
Pension and post-retirement obligations, net of tax	(52)	(54)	(55)	-4%	-5%
Net unrealized loss on cash flow hedges, net of tax	(18)	(22)	(38)	-18%	-53%
Total accumulated other comprehensive loss, net of tax	(92)	(75)	(25)	23%	268%
Total shareholders' equity	6,967	6,916	6,735	1%	3%
Total liabilities and shareholders' equity	$57,890	$57,469	$54,932	1%	5%

NEW YORK COMMUNITY BANCORP, INC.
SUPPLEMENTAL FINANCIAL INFORMATION (continued)
(unaudited)

				September 30, 2021
	For the Three Months Ended			compared to
	September 30,	June 30,	September 30,	June 30,	September 30,
	2021	2021	2020	2021	2020

(dollars in millions, except per share data)
Interest Income:
Loans and leases	$376	$386	$380	-3%	-1%
Securities and money market investments	39	45	38	-13%	3%
Total interest income	415	431	418	-4%	-1%

Interest Expense:
Interest-bearing checking and money market accounts	8	7	9	14%	-11%
Savings accounts	7	7	8	0%	-13%
Certificates of deposit	11	14	44	-21%	-75%
Borrowed funds	71	72	75	-1%	-5%
Total interest expense	97	100	136	-3%	-29%
Net interest income	318	331	282	-4%	13%
(Recovery of) provision for credit losses	(1)	(4)	13	NM	NM
Net interest income after (recovery of) provision for credit losses	319	335	269	-5%	19%

Non-Interest Income:
Fee income	6	6	5	0%	20%
Bank-owned life insurance	7	8	7	-13%	0%
Net gains on securities	-	-	-	NM	NM
Other income	2	2	2	0%	0%
Total non-interest income	15	16	14	-6%	7%

Non-Interest Expense:
Operating expenses:
Compensation and benefits	77	74	74	4%	4%
Occupancy and equipment	22	22	24	0%	-8%
General and administrative	30	33	31	-9%	-3%
Total operating expenses	129	129	129	0%	0%
Merger-related expenses	6	10	-	-40%	NM
Total non-interest expense	135	139	129	-3%	5%
Income before income taxes	199	212	154	-6%	29%
Income tax expense	50	60	38	-17%	32%
Net Income	149	152	116	-2%	28%
Preferred stock dividends	9	8	9	13%	0%
Net income available to common shareholders	$140	$144	$107	-3%	31%

Basic earnings per common share	$0.30	$0.30	$0.23	0%	30%
Diluted earnings per common share	$0.30	$0.30	$0.23	0%	30%
Dividends per common share	$0.17	$0.17	$0.17	0%	0%

NEW YORK COMMUNITY BANCORP, INC.
SUPPLEMENTAL FINANCIAL INFORMATION (continued)
The following tables summarize the contribution of loan and securities prepayment income on the Company's interest income and net interest margin for the periods indicated.

	For the Three Months Ended						September 30, 2021 compared to
	September 30,		June 30,		September 30,		June 30,		September 30,
	2021		2021		2020		2021		2020
(dollars in millions)
Total Interest Income	$415		$431		$418		-4%		-1%
Prepayment Income:
Loans	$15		$22		$12		-32%		25%
Securities	1		5		—		-80%		NM
Total prepayment income	$16		$27		$12		-41%		33%
GAAP Net Interest Margin	2.44%		2.50%		2.29%		-6	bp	15	bp
Adjustments:
Less prepayment income from loans	-11	bp	-17	bp	-9	bp	6	bp	-2	bp
Less prepayment income from securities	-1		-3		—		2	bp	-1	bp
Total prepayment income contribution to net interest margin	-12	bp	-20	bp	-9	bp	8	bp	-3	bp
Adjusted Net Interest Margin (non-GAAP) (1)	2.32%		2.30%		2.20%		2	bp	12	bp

	For the Nine Months Ended
	September 30,		September 30,
	2021		2020		% Change
(dollars in millions)
Total Interest Income	$1,269		$1,282		-1%
Prepayment Income:
Loans	$56		$33		70%
Securities	7		1		600%
Total prepayment income	$63		$34		85%
GAAP Net Interest Margin	2.48%		2.16%		33	bp
Adjustments:
Less prepayment income from loans	-14	bp	-6	bp	-8	bp
Less prepayment income from securities	-2		-1		-1	bp
Total prepayment income contribution to net interest margin	-16	bp	-7	bp	-9	bp
Adjusted Net Interest Margin (non-GAAP) (1)	2.32%		2.09%		23	bp

While our net interest margin, including the contribution of prepayment income is recorded in accordance with GAAP, adjusted net interest margin, which excludes the contribution of prepayment income is not. Nevertheless, management uses this non-GAAP measure in its analysis of our performance, and believes that this non-GAAP measure should be disclosed in our earnings releases and other investor communications for the following reasons:

  Adjusted net interest margin gives investors a better understanding of the effect of prepayment income and other items on our net interest margin. Prepayment income in any given period depends on the volume of loans that refinance or prepay, or securities that prepay, during that period. Such activity is largely dependent on external factors such as current market conditions, including real estate values, and the perceived or actual direction of market interest rates.
  Adjusted net interest margin is among the measures considered by current and prospective investors, both independent of, and in comparison with, our peers.

NEW YORK COMMUNITY BANCORP, INC. SUPPLEMENTAL FINANCIAL INFORMATION (continued)

LOANS ORIGINATED FOR INVESTMENT
(unaudited)
				September 30, 2021
	For the Three Months Ended			compared to
	September 30,	June 30,	September 30,	June 30,	September 30,
	2021	2021	2020	2021	2020
(dollars in millions)
Mortgage Loans Originated for Investment:
Multi-family	$1,796	$2,078	$2,104	-14%	-15%
Commercial real estate	143	70	170	104%	-16%
One-to-four family residential	70	46	-	52%	NM
Acquisition, development, and construction	18	70	19	-74%	-5%
Total mortgage loans originated for investment	2,027	2,264	2,293	-10%	-12%

Other Loans Originated for Investment:
Specialty Finance	796	606	590	31%	35%
Other commercial and industrial	127	193	93	-34%	37%
Other	2	2	1	0%	100%
Total other loans originated for investment	925	801	684	15%	35%
Total Loans Originated for Investment	$2,952	$3,065	$2,977	-4%	-1%

	For the Nine Months Ended
	September 30,	September 30,
	2021	2020	% Change
(dollars in millions)
Mortgage Loans Originated for Investment:
Multi-family	$5,341	$5,935	-10%
Commercial real estate	655	451	45%
One-to-four family residential	138	45	207%
Acquisition, development, and construction	94	25	276%
Total mortgage loans originated for investment	6,228	6,456	-4%

Other Loans Originated for Investment:
Specialty Finance	1,943	2,247	-14%
Other commercial and industrial	383	273	40%
Other	5	3	67%
Total other loans originated for investment	2,331	2,523	-8%
Total Loans Originated for Investment	$8,559	$8,979	-5%

NEW YORK COMMUNITY BANCORP, INC. SUPPLEMENTAL FINANCIAL INFORMATION (continued)

ASSET QUALITY SUMMARY
(unaudited)

The following table presents the Company's non-performing loans and assets at the respective dates:

				September 30, 2021
				compared to
	September 30,	June 30,	September 30,	June 30,	September 30,
(dollars in millions)	2021	2021	2020	2021	2020
Non-Performing Assets:
Non-accrual mortgage loans:
Multi-family	$8	$9	$4	-11%	100%
Commercial real estate	12	12	12	0%	0%
One-to-four family residential	1	2	2	-50%	-50%
Acquisition, development, and construction	-	-	-	NM	NM
Total non-accrual mortgage loans	21	23	18	-9%	17%
Other non-accrual loans (1)	7	9	27	-22%	-74%
Total non-performing loans	28	32	45	-13%	-38%
Repossessed assets (2)	9	8	10	13%	-10%
Total non-performing assets	$37	$40	$55	-8%	-33%

(1)	Includes $7 million, $9 million and $24 million of non-accrual taxi medallion-related loans at September 30, 2021, June 30, 2021 and September 30, 2020, respectively.
(2)	Includes $5 million, $5 million and $8 million of repossessed taxi medallions at September 30, 2021, June 30, 2021, and September 30, 2020, respectively.

The following table presents the Company's asset quality measures at the respective dates:

	September 30,	June 30,	September 30,
	2021	2021	2020

Non-performing loans to total loans	0.06%	0.07%	0.11%
Non-performing assets to total assets	0.06	0.07	0.10
Allowance for losses on loans to non-performing loans	711.96	641.41	415.22
Allowance for losses on loans to total loans	0.46	0.46	0.44

The following table presents the Company's loans 30 to 89 days past due at the respective dates:

				September 30, 2021
				compared to
	September 30,	June 30,	September 30,	June 30,	September 30,
	2021	2021	2020	2021	2020
(dollars in millions)
Loans 30 to 89 Days Past Due:
Multi-family	$426	$9	$-	4633%	NM
Commercial real estate	11	15	3	-27%	267%
One-to-four family residential	10	-	2	NM	400%
Acquisition, development, and construction	-	-	-	NM	NM
Other (1)	-	11	-	-100%	NM
Total loans 30 to 89 days past due	$447	$35	$5	1177%	8840%

(1) Does not include any taxi medallion loans at the respective dates.

NEW YORK COMMUNITY BANCORP, INC. SUPPLEMENTAL FINANCIAL INFORMATION (continued)

The following table summarizes the Company's net charge-offs (recoveries) for the respective periods:

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
(dollars in millions)
Charge-offs:
Multi-family	$-	$1	$-	$1	$-
Commercial real estate	-	-	-	-	-
One-to-four family residential	1	-	-	1	-
Acquisition, development, and
construction	-	-	-	-	-
Other (1)	-	-	1	4	15
Total charge-offs	$1	$1	$1	$6	$15

Recoveries:
Multi-family	$-	$-	$-	$-	$-
Commercial real estate	-	(2)	(1)	(2)	(1)
One-to-four family residential	-	-	-	-	-
Acquisition, development, and
construction	-	-	-	-	-
Other (1)	(1)	(5)	(1)	(11)	(1)
Total recoveries	(1)	(7)	(2)	(13)	(2)

Net (recoveries) charge-offs	$-	$(6)	$(1)	$(7)	$13

Net (recoveries) charge-offs to average loans (2)	0.00%	(0.01)%	0.00%	(0.02)%	0.03%

(1)

Includes taxi medallion loans of $(1) million, $(1) million, and $(1) million, respectively, for the three months ended September 30, 2021, June 30, 2021, and September 30, 2020  and $0 and $9 million, respectively, for the nine months ended September 30, 2021 and 2020.

(2)	Three and nine months ended presented on a non-annualized basis.